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Exhibit 1.2

EMCLAIRE FINANCIAL CORP.
up to 200,000 Shares
(subject to increase up to            shares)

COMMON SHARES
($1.25 Par Value)

Subscription Price $23.63 Per Share

AGENCY AGREEMENT

            , 2008

Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

        Emclaire Financial Corp., a Pennsylvania corporation and financial holding company (the "Company"), The Farmers National Bank of Emlenton, a national bank located in Emlenton, Pennsylvania ("Farmers") and Elk County Savings and Loan Association, a Pennsylvania-chartered federal savings association located in Ridgway, Pennsylvania ("Elk County") (references to Elk County include El k County in mutual or stock form as indicated by context), the deposit accounts of which are insured by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. (the "Agent") as follows:

        Section 1. The Offering.    Elk County, in accordance with its plan of conversion merger adopted by its Board of Directors (the "Plan"), and the agreement and plan of conversion merger entered into as of May 22, 2008, by and between Elk County, Farmers and the Company ("Agreement and Plan of Conversion Merger"), intends to covert from a Pennsylvania-chartered mutual savings association to a Pennsylvania stock savings association (the "Conversion"), an issue all of its issued and outstanding capital stock to Farmers. immediately thereafter, Elk County will merge with and into Farmers (the "Merger", and when referred to together wit the Conversion, the "Conversion Merger").The Conversion Merger will be accomplished pursuant to Pennsylvania and federal law and the rules and regulations of the Office of Thrift Supervision ("OTS") and the Pennsylvania Department of Banking ("PDB"). Pursuant to the Plan and the Agreement and Plan of Conversion Merger, the Company will offer and sell up to 200,000 shares of its common stock, $1.25 par value per share (the "Shares" or "Common Shares") in a subscription offering (the "Subscription Offering") to (1) depositors of Elk County with Qualifying Deposits (as defined in the Plan) as of December 31, 2006 ("Eligible Account Holders") (2) depositors of Elk County with Qualifying Deposits as of                        , 2008 ("Supplemental Eligible Account Holders"), and (3) other depositor and borrower members of Elk County as defined in the Plan. Subject to the prior subscription rights of the above-listed parties, the Company may offer for sale in a community offering (the "Community Offering" and when referred to together with or subsequent to the Subscription Offering, the "Subscription and Community Offering") the Shares not subscribed for in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given first to natural persons who are residents of Elk County, Pennsylvania, and second to the Company's existing shareholders. [It is anticipated that shares not subscribed for in the Subscription and Community Offering may be offered to certain members of the general public on a vest efforts basis through a selected dealers agreement (the "Syndicated Community Offering").] The Subscription Offering, Community Offering [and Syndicated Community Offering] are collectively referred to as the

"Offering". It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that Elk County and the Company may reject, in whole or in part, any orders received in the Community Offering [or Syndicated Community Offering].

        The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement on Form S-1 (File No. 333-                        ) (the "Registration Statement"), containing a prospectus relating to the Offering, for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement" shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1993 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially became effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

        In accordance with the rules and regulations of the OTS and the PDB, Elk County has filed with the OTS and the PDB an Application for Conversion Merger (the "Conversion Merger Application"), including the Prospectus and the Conversion Valuation Report prepared by RP Financial, LC (the "Appraisal"), and has filed such amendments thereto as may have been required by the OTS and the PDB. The Conversion Merger Application has been approved by the OTS and the PDB and the related Prospectus has been authorized for use. In addition, appropriate filings have been made with the Office of the Comptroller of the Currency ("OCC") and the Board of Governors of the Federal Reserve ("FRB") (the "Holding Company Applications").

        Section 2. Retention of Agent; Compensation; Sale and Delivery of the Shares.    Subject to the terms and conditions herein set forth, the Company and Elk County hereby appoint the Agent as their exclusive financial advisor and marketing agent (i) to utilize its best efforts to solicit subscriptions for Common Shares and to advise and assist the Company and Elk County with respect to the Company's sale of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making [and in syndicate formation (if necessary)].

        On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company and Elk County as to the matters set forth in the letter agreement, dated July 21, 2009, between the Company and Elk County and the Agent (the "Letter Agreement," a copy of which is attached hereto as Exhibit A). It is acknowledged by the Company and Elk County that the Agent shall not be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

        The obligations of the Agent pursuant to this Agreement shall terminate upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the "End Date"). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is expended beyond the End Date, the Company and the Agent may agree to renew this Agreement under mutually acceptable terms.

        In the event the Company is unable to sell Shares with a minimum value of $1,955,000 (or such lesser amount approved by the OTS and the PDB) within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the

Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6, 8, and 9 hereof. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (d) below.

        The Agent shall receive the following compensation for its services hereunder:

          (a)   A management fee of $25,000 payable in four consecutive monthly installments of $6.250 each commencing with the execution of the Letter Agreement, of which $                        has been paid as of the date hereof. This fee shall be due as it is earned and shall be non-refundable.

          (b)   A success fee upon completion of the Offering of $                        .

          (c)   If any of the Common Shares remain available after the Subscription Offering and Community Offering, at the request of the Company, the Agent will seek to form a syndicate of registered broker-dealers ("Selected Dealers") to assist in the sale of such Common Shares on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. The Agent will endeavor to distribute the Common Shares among the Selected Dealers in a fashion which best meets the distribution objectives of the Company and Elk County, the Agreement and Plan of Conversion Merger and the Plan. The Agent will be paid a fee not to exceed 5.5% of the aggregate Purchase Price of the Shares sold by the Selected Dealers. The Agent will pass on to the Selected Dealers who assist in the Syndicated Community Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected with the assistance of Selected Dealers other than the Agent shall be transmitted by the Agent to such Selected Dealers. The decision to utilize Selected Dealers will be made by the Company upon consultation with the Agent.

          (d)   The Agent shall be reimbursed for out-of-pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers, not to exceed $7,500. In addition, the Agent shall be reimbursed for the fees of the Agent's counsel which will not exceed $30,000 (which to not include legal fees, if any, to complete the qualification of the Common Shares under the various state securities "Blue Sky" laws), and expenses not to exceed $5,000. The Company will bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, Blue Sky and Financial Institution Regulatory Authority ("FINRA") filing and registration fees; the fees of the Company's accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the reorganization, and the fees set forth under this Section 2.

        Full payment of the Agent's expenses and compensation as set forth in this Section 2 shall be made in next day clearinghouse funds on the earlier of the Closing Date or a determination by the Company or Elk County to terminate or abandon the Offering.

        Section 3. Sale and Delivery of Shares.    If all conditions precedent to the consummation of the Conversion Merger, including, without limitation, the sale of all Shares required by the Agreement and Plan of Conversion Merger to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date against payment to the Company by any means authorized by the Agreement and Plan of Conversion Merger; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent or its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company, Elk County and the Agent as set forth in Section 14. Certificates for Shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date".

        Section 4.    Representations and Warranties of the Company, Farmers and Elk County. The Company, Farmers and Elk County jointly and severally represent and warrant to and agree with the Agent as follows:

          (a)   The Registration Statement, which was prepared by the Company, Farmers and Elk County and filed with the Commission, has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, Farmers or Elk County, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, at the Applicable Time (as defined in Section 4(c) hereof) and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company, Farmers or Elk County contained in Sales Information (as such term is defined in Section 8 hereof) authorized for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date refereed to in Section 2 hereof, the Prospectus (including any amendment or supplement thereto) and any information regarding the Company, Farmers or Elk County contained in Sales Information (as such term is defined in Section 8 hereof) authorized for use in connection with the Offering will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished by the Agent or its counsel expressly regarding the Agent for use in the Prospectus under the caption "The Offering and the Conversion Merger—Plan of Distribution, Marketing Arrangements and Compensation", provided, however, that nothing has come to the attention of the Company, Farmers or Elk County that would lead them to believe that the information under such caption contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   Neither the Company, Farmers nor Elk County has directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, and "free writing prospectus" (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the Company's, Farmer's or Elk County's websites that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed by the Company and reviewed and approved in advance for distribution by the Agent. The Company has not, directly or indirectly, prepared or used, and will not, directly or indirectly, prepare or use any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing

  Prospectus was, if required pursuant to Rule 433(d) under the 1993 Act, filed with the Commission), the sending or giving, by the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) for Rule 164); and the Company is not an "ineligible issuer" (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the offering of the Shares.

          (c)   As of the Applicable Time (as defined below), neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

            (1)   "Applicable Time" means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

            (2)   "Statutory Prospectus", as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.

            (3)   "Issuer-Represented Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433(h) of the 1933 Act Regulations, relating to the offered Shares in the form filed or required or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the 1933 Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.

            (4)   "Issuer-Represented General Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

            (5)   "Issuer-Represented Limited-Use Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any "bona fide electronic road show," as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the Commission.

            (6)   "Permitted Free Writing Prospectus" means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to by the Company, Farmers, Elk County and the Agent.

          (d)   Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

          (e)   The Conversion Merger Application, which was prepared by the Company, Farmers and Elk County and filed with the OTS and the PDB, has been approved by the OTS and the PBD and the related Prospectus and proxy statement to be delivered to the members of Elk County have been authorized for use by the OTS and the PDB. No order has been issued by the OTS or the PDB preventing or suspending the use of the Prospectus or the proxy statement, and no action by or before the OTS or the PBD to revoke any approval, authorization of order of effectiveness related to the Offering is pending or, to the best knowledge of the Company, Farmers or Elk County, threatened. At the time of the approval of the Conversion Merger Application, including the Prospectus (including any amendment or supplement thereto) by the OTS and the PDB and at all times subsequent thereto until the Closing Date, the Conversion Merger Application, including the Prospectus (including any amendment or supplement thereto), complies in all materials respects with all applicable federal and state regulations, except to the extent waived or otherwise approved by the OTS or the PDB. The Conversion Merger Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(e) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Conversion Merger Application under the caption "The Offering and the Conversion Merger—Plan of Distribution, Marketing Arrangements and Compensation", and provided further, however, that noting has come to the attention of the Company, Farmers or Elk County that would lead them to believe that the information under such caption contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f)    The Company has filed the Holding Company Application with the FRB and has published notice of such filing and the Holding Company Application is accurate and complete in all material respects. The Company has received written notice from the FRB of its approval or non-objection, as appropriate, of the Merger, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval or non-objection, as appropriate, and no proceedings therefor have been initiated or, to the knowledge of the Company, threatened by the FRB. At the date of such approval or non-objection, as appropriate, the Holding Company Application complied in all material respects with the applicable provisions of the Bank Holding Company Act of 1956, as amended ("BHCA"), and the regulations promulgated thereunder.

          (g)   The Company, Farmers and Elk County have filed the Prospectus and any supplemental sales literature with the Commission, OTS and the PDB. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and on the Closing Date referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the 1933 Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS, the PDB and Commission for use in final form. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus and any supplemental sales literature that has not been obtained and a copy of which has been delivered to the Agent. The Company, Farmers and Elk County have not distributed any offering material in connection with the Offering except for the Prospectus and any supplemental sales material that has been filed with the Registration Statement and the Conversion Merger Application and authorized for use by the Commission, the OTS and the PDB. The information contained in the supplemental sales material filed as an exhibit to both the Registration Statement and the Conversion Merger Application does not conflict in any material respects with information contained in the Registration Statement and the Prospectus.

          (h)   The Agreement and Plan of Conversion Merger has been adopted by the Boards of Directors of the Company, Farmers and Elk County and, at the Closing Date, will have been approved by the members of Elk County, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, all applicable federal and state regulations except to the extent waived or otherwise approved by the OTS or the PDB, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Company, Farmers and Elk County by the OTS, the PDB, the Commission, or any other regulatory authority and in the manner described in the Prospectus. To the best knowledge of the Company, no person has sought to obtain review of the final action of the OTS in approving or taking no objection to the Agreement and Plan of Conversion Merger, the Plan or in approving the Conversion Merger, the Conversion Merger Application or the Holding Company Application pursuant to all applicable laws, rules or regulations.

          (i)    Farmers is duly organized and validly existing as a national banking association duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; Farmers has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, affairs or prospects of the Company and Farmers, taken as a whole (a "Material Adverse Effect"); all such licenses, permits and governmental authorizations are in full force and effect, and Farmers is in compliance with all material laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect; Farmers is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect. Farmers does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of Farmers. As of the date hereof and upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) all of the outstanding capital stock of Farmers is and will be duly authorized, validly issued and fully paid and non-assessable and owned directly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrances or legal or equitable claim and (ii) the Company will have no direct subsidiaries.

          [(j)   The Conversion Merger will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion Merger reports, and documents in compliance with the 1933 Act Regulations and applicable federal state regulations or letters of approval, at the Closing Date, all terms, conditions, requirements and provisions with respect to the Conversion Merger imposed by the Commission, the OTS, the PDB, the OCC and the FRB, if any, will have been complied with by the Company, Farmers or Elk County, as applicable, in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.]

          (j)    The Company is duly organized, validly existing and in good standing as a corporation under the laws of the of the Commonwealth of Pennsylvania with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and, at the Closing Date, the Company will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in all material respects complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business.

          (k)   Elk County, as of the date hereof, is a Pennsylvania-chartered savings association in mutual form with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the prospectus; Elk County has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business as described in the prospectus; Elk County has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business or required for the conduct of its business as contemplated by the Conversion Merger Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect on Elk County; all such licenses permits and other governmental authorizations are in full force and effect and Elk County is in all material respects in compliance therewith; Elk County has not received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect on Elk County; Elk County is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the financial condition, results of operations or business affairs of Elk County.

          (l)    No shares of Elk County common stock have been or will be issued prior to the Closing Date.

          (m)  Except as described in the Prospectus there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of any of the Company, Farmers or Elk County, as appropriate, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party. Except as described in the Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Company.

          (n)   Farmers and Elk County have properly administered all accounts for which they act as a fiduciary, including but not limited to accounts for which they serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to be in compliance would not have a Material Adverse Effect. Neither Farmers, Elk County, nor any of their respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

          (o)   Farmers and Elk County are members of the Federal Home Loan Bank of Pittsburgh ("FHLB-Pittsburgh"). The deposit accounts of Farmers and Elk County are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company, Farmers or Elk County, threatened. Elk County is a "qualified thrift lender" within the meaning of 12 U.S.C. §l467a(m).

          (p)   Farmers, Elk County and the Company have good and marketable title to all real property and good title to all other assets material to the business of the Company and Farmers, taken as a whole, and of Elk County, respectively, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus or as are not material to the business of the Company and Farmers, taken as a whole, and of Elk County, respectively; and all of the leases and subleases material to the business of the Company and Farmers, taken as a whole, and of Elk County, respectively, under which the Company, Farmers or Elk County, as applicable, hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

          (q)   The Company has received an opinion of its special counsel, Patton Boggs LLP, with respect to the federal income tax consequences of the Conversion Merger; all material aspects of such opinion is accurately summarized in the Registration Statement and the Prospectus. The Company, Farmers and Elk County represent and warrant that the facts upon which such opinion is based are truthful, accurate and complete in all material respects. Neither the Company, Farmers nor Elk County will take any action inconsistent therewith.

          (r)   Each of the Company, Farmers and Elk County has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus, subject to approval or confirmation by the OTS and the PDB of the final appraisal of Elk County. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company, Farmers and Elk County. This Agreement has been validly executed and delivered by the Company, Farmers and Elk County and, assuming due execution and delivery by the Agent, is the valid, legal and binding agreement of the Company, Farmers and Elk County enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors? rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules and regulations of the Federal Reserve System).

          (s)   Neither the Company, Farmers nor Elk County is in violation of any directive received from the OTS, the FDIC, the FRB, the PDB, the OCC or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the FDIC, FRB, the PDB and the OCC) and, except as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Company, Farmers or Elk County, threatened, which might materially and adversely affect the Offering, or which might result in any Material Adverse Effect.

          (t)    The consolidated financial statements, schedules and notes related thereto which are included in the General Disclosure Package and the Prospectus fairly present the balance sheet, income statement, statement of changes in equity capital and statement of cash flows of the Company and Farmers on a consolidated basis at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and Title 12 of the Code of Federal Regulations. Such consolidated financial statements, schedules and notes related thereto have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied through the periods involved except as noted therein and present fairly in all material respects the information required to be stated therein and are consistent with financial statements and other reports filed by the Company and Farmers with the SEC, the FRB and the OTS, except to the extent that accounting principles employed in such filings conform to the requirements of the FRB or the OCC and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited consolidated financial statements of the Company and Farmers included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

          (u)   The Company, Farmers and Elk County carry, or are covered by, insurance in such amounts and covering such risks as are adequate for the conduct of their respective businesses and the value of their respective properties.

          (v)   Since the respective dates as of which information is given in the Registration Statement including the Prospectus and except as disclosed in the General Disclosure Package and the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Company and Farmers, considered as one enterprise, or Elk County, or in the earnings, capital, properties, business or prospects of the Company and Farmers, considered as one enterprise, or Elk County whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Company and Farmers or Elk County or in the principal amount of the Company's or Farmers' or Elk County's assets which are classified by the Company and Farmers or Elk County as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Company and Farmers or Elk County; nor has the Company or Farmers or Elk County issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Company, Farmers or Elk County; (iv) there has not been any material adverse change in the aggregate dollar amount (on a consolidated basis with Farmers) of the Company's or Elk County's deposits or its net worth; (v) there has been no material adverse change in the Company's or Farmers' or Elk County's relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's or Farmers' or Elk County's fidelity bond or any other type of insurance coverage; (vi) there has been no material change in management of the Company or Farmers or Elk County; (vii) neither the Company, Farmers nor Elk County has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) neither the Company, Farmers nor Elk County has defaulted in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Company, Farmers and Elk County conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus; and (x) neither the Company, Farmers nor Elk County has any material liabilities, contingent or otherwise, except as set forth in the Prospectus.

          (w)  Neither the Company, Farmers nor Elk County is (i) in violation of their respective articles, charters or bylaws, or (ii) in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Company, Farmers or Elk County pursuant to the respective articles, charters or bylaws of the Company, Farmers or Elk County or any contract, lease or other instrument in which the Company, Farmers or Elk County has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company, Farmers or Elk County, except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Company, Farmers or Elk County.

          (x)   All documents made available to or delivered or to be made available to or delivered by the Company, Farmers or Elk County or their representatives in connection with the issuance and sale of the Shares, including records of account holders and depositors of Elk County, or in connection with the Agent's exercise of due diligence, except for those documents which were prepared by parties other than the Company, Farmers or Elk County or their representatives, to the best knowledge of the Company, Farmers or Elk County, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

          (y)   Upon consummation of the Conversion Merger, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption "Capitalization," and no Shares have been or will be issued and outstanding prior to the Closing Date (other than as stated in the General Disclosure Package and the Prospectus under the caption "Capitalization"); the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Agreement and Plan of Conversion Merger and the Plan against payment of the consideration calculated as set forth in the Agreement and Plan of Conversion Merger and the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. The Shares have been approved for quotation on the OTC Bulletin Board, subject to issuance. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

          (z)   No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of the Company, Farmers or Elk County in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, Permit or any other instrument or agreement to which the Company, Farmers or Elk County or by which any of them or any of their respective property is bound or affected which, in any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect; each of such agreements is in full force and effect and is the legal, valid and binding agreement of the applicable party and the other parties thereto, enforceable, to the knowledge of the Company, Farmers and Elk County, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and no other party to any such agreement has instituted or, to the knowledge of the Company, Farmers or Elk County, threatened any action or proceeding wherein the Company, Farmers or Elk County would or might be alleged to be in default thereunder. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus are fairly summarized in all material respects. No party has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by any party or, to the knowledge of any party, any other party to any such contract or agreement.

          (aa) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, neither the Company, Farmers nor Elk County has or will have issued any securities (except in the case of the Company and Farmers, as disclosed in the Prospectus) or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business.

          (bb) Except for Farmers' defined benefit pension plan and the 401(k) plan, neither the Company, Farmers nor Elk County maintains any other "pension plan," as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In addition, (A) the employee benefit plans, including employee welfare benefit plans, of the Company, Farmers and Elk County (the "Employee Plans") have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Company, Farmers or Elk County for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Company, Farmers or Elk County and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Company, Farmers or Elk County, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

          (cc) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval or non-objection of the Commission, the FRB, the OCC, the PDB and the OTS, and any necessary qualification, notification, registration or exemption under the securities or Blue Sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the FINRA.

          (dd) Beard Miller Company LLP, which has certified the audited consolidated financial statements and schedules of the Company included in the Prospectus, has advised the Company and Farmers in writing that they are, with respect to the Company and Farmers, independent registered public accountants as required by the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the regulations thereunder and such firm is not, with respect to the Company and Farmers, in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002.

          (ee) RP Financial, LC., which has prepared the Valuation Appraisal Report (as amended or supplemented, if so amended or supplemented) of Elk County, has advised the Company, Farmers and Elk County in writing that it is independent of the Company, Farmers and Elk County within the meaning of the applicable federal and state regulations and is believed by the Company, Farmers and Elk County to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the Company, Farmers and Elk County believe that RP Financial, LC. has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the applicable federal and state regulations.

          (ff)  The Company, Farmers and Elk County have timely filed or extended all required federal, state and local tax returns; the Company, Farmers and Elk County have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended or where such taxes may be contested in good faith, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority. The Company, Farmers and Elk County have no knowledge of any tax deficiency which has been or might be assessed against any of them which, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect. All material tax liabilities have been adequately provided for in the financial statements of the Company, Farmers and Elk County in accordance with GAAP. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Company or with the issuance or sale by the Company of the Shares.

          (gg) The Company, Farmers and Elk County are in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

          (hh) All Sales Information (as defined in Section 8(a)) used by the Company in connection with the Conversion Merger that is required by the OTS or the PDB to be filed has been filed with and approved by the OTS and the PDB.

          (ii)   To the knowledge of the Company, Farmers and Elk County, none of the Company, Farmers, Elk County or the employees of the Company, Farmers or Elk County has made any payment of funds of the Company, Farmers or Elk County as a loan for the purchase of the

  Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

          (jj)   Neither the Company, Farmers nor Elk County has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Company, Farmers or Elk County in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

          (kk) The Company, Farmers and Elk County have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Conversion Merger.

          (ll)   The records used by the Company, Farmers and Elk County to determine the identities of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

          (mm)  Neither the Company, Farmers nor Elk County is, and none of them intends to conduct business in a manner which would cause it to become, an "investment company," an entity "controlled" by an "investment company" or an "investment adviser" within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

          (nn) Neither the Company, Farmers nor Elk County or any properties owned or operated by the Company, Farmers or Elk County, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Company, Farmers or Elk County, threatened relating to the liability of any property owned or operated by the Company, Farmers or Elk County under any Environmental Law. There are no events or circumstances known to the Company, Farmers or Elk County that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, Farmers or Elk County relating to any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          (oo) The Company and Farmers maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books, records and accounts and systems of internal accounting control of the Company and Farmers comply in all material respects with the requirements of Section 13(b)(2) of the 1934 Act. The Company has established and maintains "disclosure controls and procedures" (as defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that the information it is required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Company's management (including the Company's chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission's rules and forms. Beard Miller and Company LLP and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect Company's and Farmers' ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's or Farmers' internal accounting controls.

          (pp) All of the loans represented as assets of the Company or Farmers in the Prospectus and all such loans of Elk County meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

          (qq) To the Company's, Farmers' and Elk County's knowledge, there are no affiliations or associations between any member of the FINRA and any of the Company's, Farmers' and Elk County's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

          (rr)  The Company has taken all actions necessary to obtain at the Closing Date a blue sky memorandum from Patton Boggs LLP.

          (ss)  Any certificates signed by an officer of the Company, Farmers or Elk County pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company, Farmers or Elk County, as the case may be, to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

          (tt)  The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Company, Farmers and Elk County believe were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

        Section 5. Representations and Warranties of the Agent.    The Agent represents and warrants to the Company, Farmers and Elk County as follows:

          (a)   The Agent is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Company, Farmers and Elk County hereunder.

          (b)   The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (c)   Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the Blue Sky memorandum prepared with respect to the Offering.

          (d)   The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Articles of Incorporation or Bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

          (e)   No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.

          (f)    There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance under this Agreement.

        Section 5.1. Covenants of the Company, Farmers and Elk County.    The Company, Farmers and Elk County hereby jointly and severally covenant and agree with the Agent as follows:

          (a)   The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

          (b)   If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein.

          (c)   The Company, Farmers and Elk County represent and agree that, unless it obtains the prior consent of the Agent, it has not made and will not make any offer relating to the offered Shares that would constitute an "issuer free writing prospectus" as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a "free writing prospectus," as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, Farmers, Elk County and the Agent is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company, Farmers and Elk County represent that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply in all material respects with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company, Farmers and Elk County need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act Regulations.

          (d)   Elk County will not, at any time after the Conversion Merger Application is approved by the OTS and the PDB, file any amendment or supplement to such Conversion Merger Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

          (e)   The Company will not, at any time after the Holding Company Application is approved by the FRB, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review the non-confidential portions of such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

          (f)    The Company, Farmers and Elk County will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Merger Application or the Holding Company Application to be approved by the appropriate federal and state bank regulatory agencies and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Merger Application or the Holding Company Application, as amended, has been approved; (iii) of any comments from the Commission, the OTS, the PDB or any other governmental entity with respect to the Conversion Merger contemplated by this Agreement; (iv) of the request by the Commission, the OTS, the PDB or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Merger Application, Holding Company Application or for additional information; (v) of the issuance by the Commission, the OTS, the PDB or any other governmental entity of any order or other action suspending the Conversion Merger or the use of the Registration Statement or the Prospectus or any other filing of the Company, Farmers and Elk County under the applicable federal and state regulations, or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, the OTS, the PBD or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The Company, Farmers and Elk County will make every reasonable effort (i) to prevent the issuance by the Commission, the OTS, the PDB or any other federal or state authority of any such order and, (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

          (g)   The Company, Farmers and Elk County will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the Conversion Merger Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company, Farmers and Elk County will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings.

          (h)   The Company, Farmers and Elk County will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Agreement and Plan of Conversion Merger and the Plan in connection with the sale of the Shares by the Agent.

          (i)    The Company, Farmers and Elk County will comply with any and all material terms, conditions, requirements and provisions with respect to the Offering imposed by the Commission, the OTS, the PDB or any other applicable federal and state regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Company, Farmers and Elk County will comply, at their own expense, with all material requirements imposed upon them by the Commission, the OTS, the PDB or any other applicable federal and state regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Shares during such period in accordance with the provisions hereof and the Prospectus. The Company will comply in all material respects with all undertakings contained in the Registration Statement.

          (j)    If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting the Company, Farmers or Elk County shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company, Farmers or Elk County and in the reasonable opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company will immediately so inform the Agent and prepare and file, at its own expense, with the Commission, the OTS and the PDB, and furnish to the Agent a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company, Farmers and Elk County will timely furnish to the Agent such information with respect to themselves as the Agent may from time to time reasonably request.

          (k)   The Company will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by it or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or Blue Sky laws of such jurisdictions in which the Shares are required under all applicable federal and state regulations to be sold or as the Agent and the Company may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

          (l)    The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of all applicable federal and state regulations, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in Farmers will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Stock in the event of a complete liquidation of Farmers.

          (m)  The Company and Farmers will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent's prior written consent, any of their shares of their common stock, other than the Common Shares or other than in connection with any plan or arrangement described in the Prospectus.

          (n)   The Company will register the Common Shares under Section 12(b) of the 1934 Act. The Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness or such shorter period as may be required by the OTS or the PDB.

          (o)   During the period during which the Common Shares are registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, shareholders? equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent registered public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the Closing Date) financial information of the Company and is subsidiaries for such quarter in reasonable detail.

          (p)   During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders): (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the Commission, the FRB or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or Farmers as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or Farmers as the Agent may reasonably request.

          (q)   The Company, Farmers and Elk County will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (r)   The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

          (s)   The Company will use its best efforts to have the Common Shares quoted on the OTC Bulletin Board on or prior to the Closing Date.

          (t)    Farmers will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Shares in the Offering with Farmers or another financial institution whose deposits are insured by the FDIC, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Company's or Farmers' obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Agreement and Plan of Conversion Merger or the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. Farmers will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable Farmers to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Agreement and Plan of Conversion Merger or the Plan and as described in the Prospectus.

          (u)   The Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act.

          (v)   The Company will promptly take all necessary action to register as a financial holding company under the BHCA.

          (w)  The Company, Farmers and Elk County will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the FINRA Rule 2790.

          (x)   Neither the Company, Farmers nor Elk County will amend the Plan without notifying the Agent and the Agent's counsel prior thereto.

          (y)   The Company and Elk County shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

          (z)   Prior to the Closing Date, the Company, Farmers and Elk County will inform the Agent of any event or circumstances of which they are aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

          (aa) The Company will not deliver the Shares until the Company, Farmers and Elk County have satisfied or caused to be satisfied each condition set forth in Section 7 hereof, unless such condition is waived in writing by the Agent.

          (bb) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, neither the Company, Farmers nor Elk County will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Company and Farmers, taken as a whole, or Elk County.

          (cc) Until the Closing Date, the Company, Farmers and Elk County will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC, the OCC, the PDB, the FRB and the OTS.

          (dd) The facts and representations provided to Patton Boggs LLP by the Bank and the Company, Farmers and Elk County and upon which Patton Boggs LLP will base its opinion under Section 7(c)(1) are and will be truthful, accurate and complete.

          (ee) The Company, Farmers and Elk County will not distribute any offering material in connection with the Offering except for the Prospectus and any supplemental sales material that has been filed with the Registration Statement and the Conversion Merger Application and authorized for use by the Commission, the PDB and the OTS. The information contained in any supplemental sales material (in addition to the supplemental sales material filed as an exhibit to the Registration Statement and the Conversion Merger Application) shall not conflict with the information contained in the Registration Statement and the Prospectus.

          (ff)  The Company will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by any governmental authority.

        Section 6. Payment of Expenses.    Whether or not the Conversion Merger is completed or the sale of the Shares by the Company is consummated, the Company, Farmers and Elk County jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Conversion Merger with the FINRA; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) subject to Section 2(d), all expenses of the Conversion Merger, including but not limited to the Agent's attorneys' fees and expenses, Blue Sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Company is unable to sell the minimum number of shares necessary to complete the Conversion Merger or the Conversion Merger is terminated or otherwise abandoned, the Company, Farmers and Elk County shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

        In the event that the Agent incurs any expenses on behalf of the Company, Farmers or Elk County that are customarily borne by the issuer, the Company, Farmers and Elk County will pay or reimburse the Agent for such expenses regardless of whether the Offering is successfully completed, and such reimbursements will not be included in the expense limitations set forth in Section 2(d) hereof. The Company, Farmers and Elk County acknowledge, however, that such limitations may be increased by the mutual consent of the Company and Agent in the event of delay in the Offering requiring the Agent to utilize a Syndicated Community Offering, a delay as a result of circumstances requiring material additional work by Agent or its counsel or an update of the financial information in tabular form contained in the Prospectus for a period later than March 31, 2008. Not later than two days prior to the Closing Date, the Agent will provide the Company with an accounting of all reimbursable expenses to be paid at the Closing in next day funds. In the event the Company, Farmers or Elk County determines to abandon or terminate the Conversion Merger prior to Closing, payment of such expenses shall be made in next day funds on the date such determination is made.

        Section 7. Conditions to the Agent's Obligations.    The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Company, Farmers and Elk

County, herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company, Farmers and Elk County shall have performed all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

          (a)   At the Closing Date, the Company, Farmers and Elk County shall have conducted the Conversion Merger in all material respects in accordance with the Agreement and Plan of Conversion Merger, the Plan, and all applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion Merger imposed upon them by the OTS and the PDB.

          (b)   The Registration Statement shall have been declared effective by the Commission and the Conversion Merger Application and Holding Company Application shall have been approved by the appropriate bank regulators not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion Merger shall have been issued or proceedings therefore initiated or, to the Company's or the Bank's knowledge, threatened by the Commission, the OTS, the FDIC, the PDB, the FRB, the OCC or any other state authority.

          (c)   At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Patton Boggs LLP special counsel for the Company and Farmers in form and substance as attached hereto as Exhibit B.

          (d)   A blue sky memorandum from Patton Boggs LLP relating to the Offering, including Agent's participation therein, shall have been furnished to the Company prior to the mailing of the Prospectus, with a copy thereof addressed to Agent or upon which Patton Boggs LLP shall state the Agent may rely. The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

          (e)   At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company a certificate of the Chief Executive Officer and the Chief Financial Officer of Farmers and a certificate of the Chief Executive Officer and the Chief Financial Officer of Elk County in form and substance reasonably satisfactory to the Agent's Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company, Farmers or Elk County and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company, Farmers or Elk County independently, or of the Company, Farmers and Elk County considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the

  Company, Farmers and Elk County have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company, Farmers or Elk County, threatened by the Commission or any state authority; (vii) no order suspending the Conversion Merger, the Offering or the use of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, Farmers or Elk County, threatened by the OTS, the PDB or any other state or federal authority; and (viii) to the best knowledge of the Company, Farmers and Elk County, no person has sought to obtain review of the final action of the OTS or the PDB approving the Conversion Merger.

          (f)    Neither the Company, Farmers or Elk County shall have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect that is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

          (g)   Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, results of operations or business of Elk County, independently, or of the Company and Farmers considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) neither the Company, Farmers nor Elk County shall have received from the OTS, the FRB, the OCC, the PDB or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of Elk County, independently, or of the Company and Farmers taken as a whole; (iii) neither the Company, Farmers nor Elk County shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, not disclosed in the Prospectus, shall be pending or, to the knowledge of the Company, Farmers or Elk County, threatened against the Company, Farmers or Elk County or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, results of operations or business of Elk County, independently, or the Company and Farmers taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or Blue Sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company, Farmers and Elk County.

          (h)   Concurrently with the execution of this Agreement, the Agent shall receive a letter from Beard Miller Company LLP, dated as of the date hereof and addressed to the Agent: (i) confirming that Beard Miller Company LLP is a firm of independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States) and stating in effect that in its opinion the consolidated financial statements and related notes of the Company as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and covered by their opinion included therein, and any other more recent unaudited financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the OTS, the PDB, the 1933 Act and the 1933 Act Regulations; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the Public Company Accounting Oversight Board (United States)) consisting of a reading of the latest available consolidated financial statements of the Company prepared by the Company, a reading of the minutes of the meetings of the Board of Directors, Executive Committee and Audit Committee of the Company and Farmers and consultations with officers of the Company and Farmers responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) audited consolidated financial statements and any unaudited interim financial statements included in the Prospectus are not in conformity with the 1933 Act and the 1933 Act Regulations, applicable accounting requirements of the OTS, the PDB and accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; or (B) during the period from the date of the latest financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in borrowings of the Company or Farmers, other than normal deposit fluctuations for Farmers; or (C) there was any decrease in the net assets of the Company or Farmers at the date of such letter as compared with amounts shown in the latest balance sheet included in the Prospectus; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (h), they have compared with the general accounting records of the Company, which are subject to the internal controls of the Company, the accounting system and other data prepared by the Company, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

          (i)    At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Beard Miller Company LLP in the letter delivered by it pursuant to subsection (h) of this Section 7, the "specified date" referred to in clause (i) of subsection (i) to be a date specified in the letter required by this subsection (h) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

          (j)    At the Closing Date, the Company shall receive a letter from RP Financial, LC., dated the Closing Date (i) confirming that said firm is independent of the Company, Farmers and Elk County and is experienced and expert in the area of corporate appraisals within the meaning of Title 12 of the Code of Federal Regulations, Section 563b.200(b), (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of Title 12 of the Code of Federal Regulations and the PDB, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company including Farmers and Elk County, as most recently updated, remains in effect.

          (k)   At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the OTS, the PDB, the FRB and the OCC approving or not objecting to the Conversion Merger Application, the Holding Company Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) a certificate from the Commonwealth of Pennsylvania evidencing the valid existence and good standing of the Company and Farmers; (iv) a certificate from the FDIC evidencing Farmers' insurance of accounts; (v) a certificate from the FHLB-Pittsburgh evidencing Farmers' membership therein; and (vi) a certified copy of Farmers' Charter and Bylaws in stock form.

          (l)    Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the "NYSE") or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the Nasdaq Stock Market or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or federal savings associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such decline, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

          (m)  At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent or its counsel.

          (n)   All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent or to counsel for the Agent. Any certificate signed by an officer of the Company, Farmers or Elk County and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company, Farmers or Elk County, as the case may be, to the Agent as to the statements made therein.

  Section 8. Indemnification

          (a)   The Company, Farmers and Elk County jointly and severally agree to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including all fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Merger Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto) or any instrument or document executed by the Company, Farmers or Elk County or based upon written information supplied by the Company filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company, Farmers or Elk County as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application"), or any document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company, Farmers or Elk County with its consent and based upon written or oral information furnished by or on behalf of the Company, Farmers or Elk County, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, the Conversion Merger Application (or any amendment or supplement thereto) the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion Merger; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, the Conversion Merger Application, the Holding Company Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company, Farmers or Elk County, by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to the Company, Farmers or Elk County, by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Offering and the Conversion Merger—The Offering—Plan of Distribution, Marketing Arrangements and Compensation"; and, provided further, that such indemnification shall be limited to the extent prohibited by the Commission, the OTS, the FDIC, the PDB, the OCC and the FRB.

          (b)   The Agent agrees to indemnify and hold harmless the Company, Farmers and Elk County, their directors and officers and each person, if any, who controls the Company, Farmers or Elk County within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, Farmers and Elk County, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Merger Application (or any amendment or supplement thereto), the Holding Company Application, the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Merger Application (or any amendment or supplement thereto), the Holding Company Application, or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent's obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Merger Application (or any amendment or supplement thereto), the Holding Company Application, any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company, Farmers or Elk County, by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to the Company, Farmers or Elk County, by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Offering and the Conversion Merger—The Offering—Plan of Distribution, Marketing Arrangements and Compensation."

          (c)   Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

        Section 9. Contribution.    In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, Farmers, Elk County or the Agent, the Company, Farmers, Elk County and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Company, Farmers, Elk County or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Company, Farmers and Elk County shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company, Farmers and Elk County on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company, Farmers and Elk County on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Farmers and Elk County on the one hand or the Agent on the other and the parties? relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Farmers, Elk County and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 8(b) or this Section 9 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company, Farmers, Elk County and the Agent under this Section 9 and under Section 8 shall be in addition to any liability which the Company, Farmers, Elk County and the Agent may otherwise have. For purposes of this Section 9, each of the Agent's, the Company's, Farmers' or Elk County's officers and directors and each person, if any, who controls the Agent or the Company, Farmers and Elk County within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent on the one hand, or, the Company, Farmers or Elk County on the other hand. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

        Section 10. Termination.    The Agent may terminate this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

          (a)   If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE shall have suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the Company on a consolidated basis; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of Farmers or Elk County, or if Farmers or Elk County shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or, if there shall have been a material adverse change in the financial condition, results of operations or business of Elk County, independently, or the Company and Farmers taken as a whole.

          (b)   In the event the Company fails to sell the required minimum number of the Shares by the date when such sales must be completed, in accordance with the provisions of the Agreement and Plan of Conversion Merger or the Plan or as required by applicable federal and state regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a) and (d), 6, 8 and 9 hereof.

          (c)   If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be cancelled by the Agent by notifying the Company, Farmers and Elk County of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 2(d), 6, 8 and 9 hereof.

          (d)   If the Agent elects to terminate this Agreement as provided in this Section, the Company, Farmers and Elk County shall be notified promptly by telephone or telegram, confirmed by letter.

        The Company, Farmers or Elk County may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured within a reasonable time period after the Company, Farmers or Elk County have provided the Agent with notice of such breach.

        This Agreement may also be terminated by mutual written consent of the parties hereto.

        Section 11. Notices.    All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 211 Bradenton Drive, Dublin, Ohio 43017-5034, Attention: Douglas L. Reidel (with a copy to Silver, Freedman & Taff, L.L.P., 3299 K Street, N.W., Suite 100, Washington, D.C., 20007, Attention: Martin L. Meyrowitz, P.C.); if sent to the Company or Farmers, shall be mailed, delivered or telegraphed and confirmed to the Company at 612 Main Street, Emlenton, Pennsylvania 16373, Attention: William C. Marsh (with a copy to Patton Boggs LLP, 2550 M Street, N.W., Washington, D.C. 20037, Attention: Kevin M. Houlihan, Esq.); and, if sent to Elk County, shall be mailed, delivered or telegraphed and confirmed to Elk County at 210 Main Street, Ridgway, Pennsylvania 15853, Attention: Roy M. Constable (with a copy of Elias, Matz, Tiernan & Herrick, L.L.P., 734 15thStreet, N.W., Washington, D.C. 20005, Attention: John P. Soukenik, Jr., Esq.).

        Section 12. Parties.    The Company, Farmers and Elk County shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company, Farmers or Elk County, when the same shall have been given by the undersigned or any other officer of the Company, Farmers or Elk County. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, Farmers, Elk County and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

        Section 13. Closing.    The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company, Farmers and Elk County. At the closing, the Company, Farmers and Elk County shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

        Section 14. Partial Invalidity.    In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

        Section 15. Governing Law and Construction.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

        Section 16. Counterparts.    This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

        Section 17. Entire Agreement.    This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

        Section 18. Survival.    The respective indemnities, agreements, representations, warranties and other statements of the Company, Farmers and Elk County and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of the Agent's officers or directors or any person controlling the Agent, or the Company, Farmers and Elk County, or any of their respective officers or directors or any person controlling the Company, Farmers and Elk County, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

        Section 19. Waiver of Trial by Jury.    Each of the Agent and the Company, Farmers and Elk County waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

        This agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officer and controlling persons and no other person will have any right or obligation hereunder.

* * * * * * * *

        If the foregoing correctly sets forth the arrangement among the Company, Farmers, Elk County and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

Very truly yours,

EMCLAIRE FINANCIAL CORP.	THE FARMERS NATIONAL BANK OF EMLENTON
By Its Authorized Representative:	By Its Authorized Representative:

David L. Cox President and Chief Executive Officer	William C. Marsh President and Chief Executive Officer
ELK COUNTY SAVINGS & LOAN ASSOCIATION
By Its Authorized Representative:
Roy M. Constable President
Accepted as of the date first above written
KEEFE, BRUYETTE & WOODS, INC.
By its Authorized Representative
Managing Director

Exhibit B to Agency Agreement

B-1

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  Exhibit 1.2